                                                                Exhibit 11

                    Consent of Independent Public Accountants
                    -----------------------------------------

As independent public accountants, we hereby consent to the use in this Post-effective Amendment No. 10 of our report dated July 25, 1997 and to all references to our Firm included in or made a part of this post-effective amendment.


                                                /S/ Arthur Andersen LLP

Cincinnati, Ohio,
October 29, l997